Exhibit 99.1

Sera Announces Publication Acceptance for PRIME Study

The PRIME study, one of the largest studies on preterm birth, has been accepted for publication by a medical journal following abstract presentation earlier this year

SALT LAKE CITY - Nov. 24, 2025 -- Sera Prognostics, Inc., The Pregnancy Company® (NASDAQ: SERA), focused on improving maternal and neonatal health by providing innovative pregnancy biomarker information to doctors and patients, today announced that the findings of the Prematurity Risk Assessment Combined with Clinical Interventions for Improved Neonatal OutcoMEs (PRIME) study were accepted for publication in a peer-reviewed journal.

The PRIME study’s abstract data was selected as a late-breaking abstract for podium presentation earlier this year at the Society for Maternal-Fetal Medicine’s (SMFM) annual meeting.

"We look forward to sharing PRIME manuscript data upon publication at upcoming medical meetings and through events with our research analysts,” said Zhenya Lindgardt, President and CEO of Sera Prognostics.

About Sera Prognostics, Inc.

Sera Prognostics is a health diagnostics company dedicated to improving the lives of women and babies through precision pregnancy care. The company’s PreTRM® Test is the only broadly validated, commercially available blood-based biomarker test for early, individualized risk prediction of spontaneous preterm birth. Sera Prognostics is headquartered in Salt Lake City, Utah.

About The PreTRM® Test

The PreTRM Test is the only broadly validated, commercially available blood-based biomarker test that provides an early, accurate and individualized risk prediction for spontaneous preterm birth in asymptomatic singleton pregnancies. The PreTRM Test measures and analyzes proteins in the blood that are highly predictive of preterm birth. The PreTRM Test permits physicians to identify, during the weeks 18 through 20 of pregnancy, which women are at increased risk for preterm birth and its complications, enabling more informed, personalized clinical decisions based on each woman's individual risk. The PreTRM Test is ordered by a medical professional.

Sera, Sera Prognostics, the Sera Prognostics logo, The Pregnancy Company, and PreTRM are trademarks or registered trademarks of Sera Prognostics, Inc. in the United States and/or other countries.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to sharing PRIME manuscript data upon publication at upcoming medical meetings and through events with our research analysts; and the Company's strategic directives under the caption "About Sera Prognostics, Inc." These "forward-looking statements" are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: net losses, cash generation, and the potential need to raise more capital; revenues from the PreTRM Test representing substantially all Company revenues to date; the need for broad scientific and market acceptance of the PreTRM Test; a concentrated number of material customers; our ability to introduce new products; potential competition; our proprietary biobank; critical suppliers; estimates of total addressable market opportunity and forecasts of market growth; potential third-party payer coverage and reimbursement; new reimbursement methodologies applicable to the PreTRM Test, including new CPT codes and payment rates for those codes; changes in FDA regulation of laboratory-developed tests; the intellectual property rights protecting our tests and market position; and other factors discussed under the heading "Risk Factors" contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

Contacts:

Investor Contact

Jennifer Zibuda, Head of Investor Relations

jzibuda@sera.com

+1 (801) 396-8043

Media Contact

Bridget Mahoney at Allison Worldwide

sera@allisonworldwide.com

+1 (716) 868-7505